SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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ADVANCED NUTRACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Advanced Nutraceuticals, Inc.
106 South University Boulevard, Unit 14
Denver, Colorado 80209

PROXY STATEMENT AND
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 27, 2006

To our shareholders:

        You are cordially invited to attend the annual meeting of the shareholders of Advanced Nutraceuticals, Inc. (the "Company") at 410 Seventeenth Street, 22nd Floor, Denver, Colorado at 10:00 a.m. (Denver, Colorado time) on June 27, 2006, or at any adjournment or postponement thereof, for the following purposes:

1.	To elect five directors of the Company.

2.	To reverse split the Company's common stock on the basis of one share for each 500 shares currently outstanding.

3.	To amend the Company's Articles of Incorporation to change the Company's name to Bactolac Pharmaceutical, Inc.

4.	To transact such other business as may properly come before the meeting.

        Details relating to the above matters are set forth in the attached Proxy Statement. All shareholders of record of the Company as of the close of business on May 16, 2006 will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof.

        All shareholders are cordially invited to attend the meeting. If you do not plan to attend the meeting, you are urged to sign, date and promptly return the enclosed proxy. A reply card is enclosed for your convenience. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors

Gregory Pusey
President and Chief Executive Officer

______________, 2006

PROXY STATEMENT

Advanced Nutraceuticals, Inc.
106 South University Boulevard, Unit 14
Denver, Colorado 80209
Telephone: (303) 722-4008

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 27, 2006

        This proxy statement contains information related to the annual meeting of shareholders of Advanced Nutraceuticals, Inc. to be held on June 27, 2006, beginning at 10:00 a.m. (Denver, Colorado time) at the offices of Brownstein Hyatt & Farber, P.C., 410 Seventeenth Street, 22nd Floor, Denver, Colorado 80202, and at any postponements or adjournments thereof.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the meeting?

        At our annual meeting, shareholders will act upon the matters outlined in the accompanying Notice of Annual Meeting.

Who is entitled to vote?

        Only shareholders of record at the close of business on the record date, May 16, 2006, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon at the meeting.

Who can attend the meeting?

        All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, is limited. Admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 9:45 a.m. (Denver, Colorado time) and the meeting will begin at 10:00 a.m. (Denver, Colorado time). Each shareholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

        Many of you hold your shares in "street name," that is, through a broker or other nominee. If you hold your shares in street name, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of one-third of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 4,733,678 shares of common stock were outstanding and entitled to vote at the meeting. Thus, the presence of the holders of common stock representing at least 1,577,893 shares will be required to establish a quorum.

        Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

        If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Corporate Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the board of directors' recommendations?

        Our board of directors recommends a vote for election of the nominated slate of directors, for approval of the reverse stock split and for the amendment of our Articles of Incorporation to change our name.

        Our board of directors' recommendation is also set forth together with the description of each item in this proxy statement. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors.

        With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our board of directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

        For each item other than the election of directors, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the matter is required for approval. Directors shall be elected by a plurality of the votes cast by shareholders entitled to vote in the election of directors.

•	"WITHHOLD AUTHORITY" with respect to the election of one or more directors; or

•	"ABSTAIN" with respect to any other matters

will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, such a proxy will have the effect of a negative vote. A properly executed, but unmarked proxy will be voted for the election of the nominated slate of five directors and for each of the other proposals.

What are "broker non-votes" and how will they be counted?

        "Broker non-votes" occur when you hold your shares in "street name" through a broker or other nominee, and you do not give your broker or nominee specific instructions on your proxy card. If you fail to complete your proxy card:

•	your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon; and

•	your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval.

Broker non-votes will have the effect of a negative vote. Shares represented by "broker non-votes" will be counted in determining whether there is a quorum.

Who will bear the cost of soliciting proxies?

        We will bear the cost of soliciting proxies, including expenses in connection with preparing and mailing this proxy statement. In addition, we will reimburse brokerage firms and other persons representing you for their expenses in forwarding proxy material to you. Our directors, officers and employees may also solicit you by telephone and other means, but they will not receive any additional compensation for the solicitation.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        Certain information contained in this proxy statement that does not relate to historical information may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. Such statements involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Our expectations, beliefs and projections are expressed in good faith and are believed by us to have a reasonable basis, but there can be no assurance that management’s expectation, beliefs or projections will be achieved or accomplished. Actual events or results may differ materially as a result of risks facing us. Such risks include, but are not limited to, changes in business conditions, the general economy, competition, changes in product offerings, as well as regulatory developments that could cause actual results to vary materially from the future anticipated results indicated, expressed or implied, in such forward-looking statements. We disclaim any obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

STOCK OWNERSHIP

        The following table sets forth certain information as of May 15, 2006 concerning stock ownership by all persons who hold of record or are known by us to hold beneficially of record 5% or more of the outstanding shares of our common stock, our current directors and executive officers and by all current directors and executive officers as a group. Our directors and executive officers have indicated that they intend to vote for election of the nominated slate of directors and for each of the other proposals in this proxy statement.

        Except as otherwise noted, the persons named in the table own the shares beneficially and of record and have sole voting and investment power with respect to all shares of common stock shown as owned by them, subject to community property laws, where applicable. The table also reflects all shares of common stock which each individual has the right to acquire within 60 days from May 15, 2006 upon exercise of stock options.

Beneficial Owner	Number of Shares Owned		Percentage of Ownership
Pailla M. Reddy	2,426,496	(1)	50.5%
7 Oser Avenue
Hauppauge, NY 11788

Gregory Pusey	501,441	(2)	10.4%
106 S. University, #14
Denver, CO 80209

Jeffrey G. McGonegal	278,865	(3)	5.8%
1905 West Valley Vista Drive
Castle Rock, CO 80109

F. Wayne Ballenger	50,417	(4)	1.1%
3134 Meadway Drive
Houston, TX 77082

Randall D. Humphreys	324,690	(5)	6.9%
9150 Glenwood
Overland Park, KS 66212

David E. Welch	26,072	(6)	0.6%
1729 E. Otero Ave
Centennial, CO 80122

All Officers and Directors as a Group	3,607,981	(1) - (6)	70.8%
(Six Persons)

(1)	Includes options to acquire 70,000 shares of our common stock at $4.345 per share.

(2)	Includes (i) 24,712 shares held by Mr. Pusey’s wife and children, (ii) 174 shares held by Cambridge Holdings, Ltd., a corporation in which Mr. Pusey is the President and a principal shareholder and (iii) options to acquire (a) 12,500 shares of our common stock at $11.36 per share and (b) 60,000 shares of our common stock at $4.345 per share.

(3)	Includes (i) 1,371 shares held in the name of McGonegal Family Partnership and (ii) options to acquire (a) 25,000 shares of our common stock at $9.00 per share, (b) 25,000 shares of our common stock at $2.25 per share and (c) 60,000 shares of our common stock at $3.95 per share.

(4)	Includes options to acquire (i) 6,250 shares of our common stock at $11.36 per share, (ii) 12,500 shares of our common stock at $1.16 per share, (iii) 10,000 shares of our common stock at $.46 per share, (iv) 6,667 shares of our common stock at $.52 per share, (v) 5,000 shares of our common stock at $.72 per share and (vi) 10,000 shares of our common stock at $3.95 per share. Does not include options to acquire 3,333 shares of our common stock at $.52 per share which become exercisable in December 2006.

(5)	Includes (i) 280,523 shares of our common stock held by Glenwood Capital Partners I, LP, a partnership in which Mr. Humphreys is the general partner and (ii) options to acquire (a) 12,500 shares of our common stock at $1.26 per share, (b) 10,000 shares of our common stock at $.46 per share, (c) 6,667 shares of our common stock at $.52 per share, (d) 5,000 shares of our common stock at $.72 per share and (d) 10,000 shares of our common stock at $3.95 per share. Does not include options to acquire 3,333 shares of our common stock at $.52 per share which become exercisable in December 2006.

(6)	Includes options to acquire (i) 3,333 shares of our common stock at $.63 per share, (ii) 3,333 shares of our common stock at $.52 per share and (iii) 10,000 shares of our common stock at $3.95 per share. Does not include options to acquire 3,333 shares of our common stock at $.52 per share which become exercisable in December 2006.

PROPOSAL 1
ELECTION OF DIRECTORS

        Our board of directors currently consists of five directors. The term of each director expires at the annual meeting. Our board of directors proposes that the five nominees described below, each of whom is currently serving as a member of our board of directors, be re-elected for a term of one year and until their successors are duly elected and qualified.

        Each of the nominees has consented to serve a one-year term. If any director should become unavailable to serve as a director, our board of directors may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by our board of directors.

        The directors standing for re-election are:

        F. Wayne Ballenger, age 58, serves as a loan officer for Small Business Loan Source, LLC, a position he has held since 2003. From 2000 to 2003, he served as a consultant in various financial consulting capacities. He served as President of First Commercial Capital from 1995 to 2000. He has also served as President of Puncture Guard LLC since December 1994. From March 1992 to December 1994, he served as director of sales and marketing for Petrolon, Inc., a multi-level marketing organization. Immediately prior thereto, he served as a vice president of Southwest Bank of Texas with commercial lending responsibilities. Mr. Ballenger received a B.B.A. degree from the University of the South in 1968. Mr. Ballenger became a director of our company in November 1995.

         Randall D. Humphreys, age 50, is Chairman and Managing Director of Glenwood Capital, LLC, a position he had held since 2001. From 1997 to 2001, he was the Chairman and Managing Director of Enterprise Merchant Banc, L.L.C. During 1997, he led the diversification effort of St. Joseph Light and Power, a New York Stock Exchange listed utility. During 1996, he served as a financial consultant. From 1986 through 1995, Mr. Humphreys served as the Senior Operations Officer of Brierly Investments Limited. Mr. Humphreys is a graduate of Kansas State University. Mr. Humphreys became a director of our company in June 2001.

        David E. Welch, age 58, has been a director of our company since February 2003. Mr. Welch has served as Vice President and Chief Financial Officer of American Millennium Corporation, Inc., a public company located in Golden, Colorado, since April 2004. He also is a self-employed financial consultant. From July 1999 to June 2002, Mr. Welch served as Chief Financial Officer, Secretary and Treasurer of Active Link Communications, Inc., another publicly traded company. During 1998, he served as Chief Information Officer for Language Management International, Inc., a multinational translation firm located in Denver, Colorado. From 1996 to 1997, he was Director of Information Systems for Mircromedex, Inc., an electronic publishing firm, located in Denver, Colorado. Mr. Welch also serves on the boards of directors of AspenBio Pharma, Inc. and Communication Intelligence Corporation, both publicly traded companies.

        Gregory Pusey, age 53, has been a director of our company since November 1999. Until May 31, 2004, he also served as Chairman of our board of directors. Effective June 1, 2004, he was elected Chief Executive Officer and President. He has served as President of Livingston Capital, Ltd., a private venture capital firm since 1987. From 1986 to 1994, he served as a consultant to us, including our predecessors, and from 1994 to 1998, he served as a director and consultant to us. Since 1988, Mr. Pusey has been the President and a director of Cambridge Holdings, Ltd., a publicly held real estate and business development firm. Mr. Pusey also serves as Chairman and a director of AspenBio Pharma, Inc., and A4S Security, Inc., both publicly traded companies. Mr. Pusey graduated summa cum laude from Boston College with a B.S. degree in finance in 1974.

        Pailla M. Reddy, age 45, has been a director of our company since 1999 and is currently Chairman of our board of directors and Chief Executive Officer and President of Bactolac Pharmaceutical, Inc. We acquired Bactolac in November 1999. Dr. Reddy founded Bactolac and has served as an officer and director of Bactolac since 1995. From 1991 to 1995, he was production manager for Max Pharmaceutical, Inc. From 1983 to 1991, Dr. Reddy held various positions with Wellcome Pharmaceuticals Ltd., including research chemist and production manager. Dr. Reddy received a B.Sc. degree in chemistry from Osmania University in India, and M.Sc. and Ph.D. degrees in organic chemistry from Kanpur University in India.

_________________________

The board of directors recommends a vote
for the election of the nominated slate of directors.
_________________________

The Board of Directors and its Committees

Board of Directors

        Our board of directors conducts its business through meetings and through its committees. During the year ended September 30, 2005, our board of directors held one meeting. During the fiscal year ended September 30, 2005, no director attended fewer than 100% of the total number of all meetings of our board of directors and any committee on which the director served.

        Our board of directors has appointed an audit committee, a compensation committee and a nominating committee. The membership and duties of each committee are summarized below.

Audit Committee

        We have a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. David E. Welch (Chairman), Randall D. Humphreys and F. Wayne Ballenger are members of the audit committee. Our board of directors has determined that at least one person on the audit committee, David E. Welch, qualifies as a “financial expert” as defined by Item 401 of Regulation S-B of the Sarbanes-Oxley Act of 2002. Mr. Welch also meets the Securities and Exchange Commission definition of an “independent” director. Our board of directors has adopted a written charter for the audit committee. Our audit committee held four meetings during the fiscal year ended September 30, 2005.

Compensation Committee

        The compensation committee of the board of directors has been established to periodically review the compensation philosophy for our executives, and to recommend to our board of directors compensation packages for our executives. The compensation committee also reviews and recommends to our board of directors any additions to or revisions of our stock option plans. The compensation committee consists exclusively of non-employee directors, appointed by resolution of the entire board of directors and currently is comprised of F. Wayne Ballenger (Chairman), Randall D. Humphreys and David E. Welch. Our compensation committee held one meeting during the fiscal year ended September 30, 2005.

        The compensation committee’s objective is to set executive compensation at levels which (a) are fair and reasonable to the shareholders, (b) link executive compensation to long-term and short-term interests of our shareholders and (c) are sufficient to attract, motivate and retain outstanding individuals for executive positions.

Nominating and Corporate Governance Committee

        The entire board of directors comprises our nominating and corporate governance committee. The nominating and corporate governance committee oversees the process by which individuals may be nominated to our board of directors. While we hope to establish a separate nominating and corporate governance committee consisting of independent directors once the number of directors is expanded, the current size of our board of directors does not facilitate the establishment of a separate committee. Our nominating and corporate governance committee held one meeting during the fiscal year ended September 30, 2005.

        The functions performed by the nominating and corporate governance committee include identifying potential directors and making recommendations as to the size, functions and composition of our board of directors and its committees. In making nominations, our nominating and corporate governance committee is required to submit candidates who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the board, in collectively serving the long-term interests of our shareholders.

        The nominating and corporate governance committee takes the following steps when making its determination as to whether to nominate someone to our board of directors:

•	Establish criteria for selection of potential directors, taking into consideration the following attributes which are desirable for a member of our board of directors: leadership; independence; interpersonal skills; financial acumen; business experiences; industry knowledge; and diversity of viewpoints. The nominating committee will periodically assess the criteria to ensure it is consistent with best practices and our goals.

•	Identify individuals who satisfy the criteria for selection to the board of directors and, after consultation with the chairman of the board of directors, make recommendations to the board of directors on new candidates for board membership.

•	Receive and evaluate nominations for board of directors membership which are recommended by existing directors, corporate officers, or shareholders in accordance with policies set by the nominating and corporate governance committee and applicable laws.

        We have not engaged the services of or paid a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees.

Code of Ethics

        On December 12, 2003, our board of directors adopted a Code of Ethics that applies to all of our officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller. Our Code of Ethics establishes standards and guidelines to assist the directors, officers and employees in complying with both our corporate policies and with the law.

PROPOSAL 2
APPROVAL OF REVERSE STOCK SPLIT

Introduction

        Our board of directors has unanimously adopted resolutions approving a proposal to effect a reverse split of our common stock, subject to the approval of our shareholders. The reverse split, as approved, will combine our outstanding common stock on a one share for 500 shares basis. In other words, once the reverse split takes place, every 500 shares of common stock held by shareholders will be reduced to one share. Accordingly, the 4,733,678 shares currently issued and outstanding will be reduced to approximately 9,467 shares (subject to rounding) issued and outstanding.

Reasons for the Reverse Split

        As of the date of this proxy statement, we have over 2,500 record and beneficial shareholders, numerous of whom own less than 500 shares. It is expensive and time consuming for us to communicate with these shareholders. Additionally, brokerage commissions make it expensive for shareholders to sell small numbers of our shares. Upon approval of the reverse stock split and the payment of the fair market value of the fractional shares to shareholders with less than 500 shares, we expect to substantially reduce the number of our shareholders and therefore the costs associated with communicating with these shareholders. Moreover, cash payments to shareholders will be based on the market price of our common stock and as described below and will not be diminished by brokerage commissions.

Certain Effects of the Reverse Split

        The following table illustrates the principal effects of the reverse split on the our common stock based on the number of shares issued and outstanding as of the date hereof, and the number of shares authorized resulting from approval of the proposal.

	Number of Shares Prior to the Reverse Split	Number of Shares After the Reverse Split
Authorized common stock	20,000,000	20,000,000

Issued and outstanding
common stock	4,733,678	9,467

Common stock available	15,266,322	19,990,533
for issuance

        Fractional shares will be paid in cash based upon the average closing bid price of the our common stock on the OTC Bulletin Board for the 10 trading days prior to the annual meeting. Shares of common stock issued pursuant to the reverse split will be fully paid and nonassessable. The reverse split will not alter the relative voting and other rights of holders of the common stock, and each share of common stock will continue to entitle its owner to one vote.

        As a result of the reverse split, the number of shares of our common stock presently outstanding will be consolidated but the number of shares of common stock authorized for issuance will remain unchanged at 20,000,000. Accordingly, we will have the ability to issue more shares of common stock than is presently the case without additional shareholder approval. Doing so may have a dilutive effect on the equity and voting power of our existing shareholders. Your percentage ownership in the company will remain essentially unchanged.

        The reverse split may result in some shareholders owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in round lots of even multiples of 100 shares.

        The reverse split will not affect our shareholders’ equity as reflected on our financial statements, except to change the number of issued and outstanding shares of common stock and to reduce additional paid-in capital to the extent we pay cash for fractional shares. Accordingly, the payment of cash will reduce our shareholders’ equity and shares of our common stock outstanding.

Certain Federal Income Tax Consequences

        The following is a summary of the material anticipated federal income tax consequences of the proposed reverse split. This summary is based upon existing law which is subject to change by legislation, administrative action and judicial decision, and is necessarily general. In addition, this summary does not address any consequence of the reverse split under any state, local or foreign tax laws. Accordingly, this summary is not intended as tax advice to any person or entity, and we advise you to consult with your own tax advisor for more detailed information relating to your individual circumstances.

        We understand that the reverse split will be a “recapitalization” under applicable federal tax laws and regulations. As a result of such tax treatment, no gain or loss should be recognized by us or our shareholders as a result of the reverse split or the exchange of pre-reverse split shares for post-reverse split shares. A shareholder’s aggregate tax basis in his or her post-reverse split shares should be the same as his or her aggregate tax basis in the pre-reverse split shares. In addition, the holding period of the post-reverse split shares received by such shareholder should include the period during which the pre-reverse split shares were held, provided that all such shares were held as capital assets in the hands of the shareholder at the time of the exchange. Shareholders will recognize gain for federal income tax purposes to the extent that payment made to them for fractional shares exceeds the shareholder’s tax basis in his or her shares.

Approvals Required for the Reverse Split

         In addition to the requirement that we seek and obtain shareholder approval to consummate the reverse split, pursuant to the terms of our credit facility with CapitalSource Finance LLC, we must receive our lender’s consent to repurchase fractional shares of our common stock resulting from the reverse split. Although we have not yet received our lender’s approval, we expect to receive it in the form of an amendment to our credit agreement prior to the annual meeting.

Effective Date of the Reverse Split

        If the proposal is approved by our shareholders and lender, we anticipate that the reverse stock split will become effective on or about June 28, 2006. After the reverse split is effective, certificates representing shares of pre-reverse split common stock will be deemed to represent only the right the receive the appropriate number of shares of post-reverse split common stock.

Exchange of Certificates

        Shareholders are not being asked to exchange their certificates at this time. However, they are entitled to do so after the reverse split takes place, if they wish, by contacting our transfer agent, Corporate Stock Transfer, Denver, Colorado. Otherwise, certificates representing pre-reverse split shares will be exchanged for certificates reflecting post-reverse split shares at the first time they are presented to the transfer agent for transfer.

_________________________

The board of directors recommends a vote
for the approval of the reverse stock split.
_________________________

PROPOSAL 3
AMENDMENT OF ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S NAME

Introduction

        Our board of directors has concluded that it is advisable for us to amend our Articles of Incorporation to change our name to Bactolac Pharmaceutical, Inc. If the amendment is approved, Article First of our Articles of Incorporation will be amended to read in its entirety: “The name of the Corporation is Bactolac Pharmaceutical, Inc.”

Reasons for Name Change

        Our wholly-owned, Bactolac Pharmaceutical, Inc., comprises all of our business and operations. Accordingly, our board of directors believes that changing our name to Bactolac Pharmaceutical, Inc. will avoid confusion in the marketplace and allow us to focus on building brand awareness, both with our customers and with our investors, in one name rather than two. If the shareholders approve the proposed amendment, we intend to change our trading symbol on the OTC Bulletin Board from “ANI” to ["____.”] We will also change our cusip number and issue new certificates to replace all outstanding shares of common stock.

        Our board of directors has unanimously adopted resolutions setting forth the proposed amendment to the Articles of Incorporation, declaring its advisability and directing that the proposed amendment be submitted to our shareholders for their approval at the annual meeting. If adopted by the shareholders, the name change will become effective upon filing of the appropriate amendment to our Articles of Incorporation with the Secretary of State of the State of Texas, which we currently expect will occur on or about June 28, 2006.

_________________________

The board of directors recommends a vote
for the amendment of our Articles of Incorporation to change our name.
_________________________

DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth the names and ages of our directors and executive officers:

Name	Age	Position
Dr. Pailla M. Reddy Gregory Pusey Jeffrey G. McGonegal F. Wayne Ballenger Randall D. Humphreys David E. Welch	45 53 55 58 50 58	Chairman and Director President, Chief Executive Officer and Director Senior Vice President - Finance and Secretary Director Director Director

        Directors hold office for a period of one year from their election at the annual meeting of shareholders and until their successors are duly elected and qualified. Officers are elected by, and serve at the discretion of, our board of directors. None of the above individuals has any family relationship with any other.

        Biographies for the members of our board of directors are set forth above.

        Our board of directors has elected the following executive officer who is not a member of our board of directors. It is expected that our board of directors will elect officers annually following each annual meeting of shareholders.

        Jeffrey G. McGonegal became our Senior Vice President — Finance in February 2000. Mr. McGonegal also serves as our Secretary. Since 1997, Mr. McGonegal has served as Managing Director of McGonegal and Co., a company engaged in providing accounting and business consulting services. Mr. McGonegal served as a consultant to us in connection with the acquisitions we made in 1999. From 1974 to 1997, Mr. McGonegal was an accountant with BDO Seidman LLP. While at BDO Seidman LLP, Mr. McGonegal served as managing partner of the Denver, Colorado office. Mr. McGonegal also serves as Chief Financial Officer of AspenBio Pharma, Inc. and A4S Security, Inc., both publicly held companies. Mr. McGonegal was elected in 2005 to serve on the board of Imagenetix, Inc., a publicly held company in the nutritional supplements industry, and he is a member of the board of directors of The Rockies Venture Club, Inc. He received a B.A. degree in accounting from Florida State University.

Compensation of Directors

        Effective in November 2001, our policy is to pay directors who are not employees of the company $12,000 per year, payable monthly. Directors who are also employees of the company receive no additional compensation for serving as directors. We reimburse our directors for expenses incurred for attendance at meetings of our board of directors.

        During the fiscal year ended September 30, 2005, we granted options to each of F. Wayne Ballenger, David E. Welch and Randall D. Humphreys to purchase 10,000 shares each of our common stock at a price of $3.95 per share. The option grants were made pursuant to our 1995 Stock Option Plan. Each option will expire 10 years from the date of grant, except that an option will expire, if not exercised, 30 days after the optionee ceases to be a consultant to the company. Each grant was made at an expense price equivalent to the trading price of our common stock on the date of grant.

Executive Compensation

        The following table sets forth certain information regarding compensation paid by us to the chief executive officer and each of our other executive officers during the fiscal years ended September 30, 2003, 2004 and 2005:

Summary Compensation Table

					LONG TERM COMPENSATION
		ANNUAL COMPENSATION			AWARDS		PAYOUTS
Name and Principal Position	Year	Salary ($)	Bonus	Other Annual Compen- sation	Restricted Stock Awards	Options/SARs	LTIP Payouts	All other Compensation (2)
Greg Pusey
President, and	2003	$144,711	$—	$—	$—	—	$—	$—
Chairman of the Board	2004	127,404	19,808	—	—	75,000	—	—
of Directors of ANI	2005	125,000	4,808	—	—	60,000	—	—

Jeffrey G. McGonegal
Senior Vice President	2003	150,000	20,769	—	—	—	—	—
- Finance of ANI	2004	152,885	40,769	—	—	75,000	—	—
	2005	150,000	5,769	—	—	60,000	—	—
Pailla M. Reddy (1)
Chairman of the Board of ANI,
President, Chief Executive	2003	250,000	9,616	—	—	—	—	—
Officer and Chairman of the	2004	254,808	109,615	—	—	150,000	—	—
Board of Directors of	2005	250,000	109,615	—	—	70,000	—	—
Bactolac

(1)	Under the terms of Dr. Reddy’s employment agreement, we provide the use of a company car to Dr. Reddy. Payments of approximately $600 per month are made for the car, plus approximately $200 per month in normal operating expenses, including gas and insurance. We have obtained a life insurance policy on Dr. Reddy. The benefit amount of $7,000,000 constitutes “key-man” insurance and is payable to us.

(2)	We provide medical, dental, life and disability coverage as a benefit to its employees. Net coverage paid by us on behalf of each of the listed officers totals approximately $860 per month for each of Mr. Pusey and Mr. McGonegal, and approximately $975 per month for Dr. Reddy.

Employment Agreements

        In anticipation of the expiration of our employment agreement with Dr. Reddy, in November 2005, a new two-year agreement was signed. Under the agreement, Dr. Reddy receives an annual salary of $350,000, is entitled to participation in all of our benefit plans which shall be available from time to time to our domestic management employees and may receive a performance bonus at the discretion of Bactolac’s board of directors. (Messrs. Pusey, Reddy and McGonegal serve as the directors of Bactolac.) He is also entitled to continued use of the vehicle that is leased by us. If Dr. Reddy’s employment is terminated by Bactolac prior to the expiration of the term of the employment agreement, Dr. Reddy shall continue to receive his salary until the earlier of (a) 12 months following such date of termination or (b) November 1, 2007. If Dr. Reddy terminates his employment for “Good Reason” (as such term is defined in his employment agreement), Dr. Reddy will be entitled to severance benefits consisting of a lump-sum payment equal to the lesser of (i) his monthly base salary in effect on the date of termination for Good Reason multiplied by a factor of 12 or (ii) his monthly base salary in effect on the date of termination multiplied by the number of months remaining until November 1, 2007. Dr. Reddy’s employment agreement also contains customary confidentiality and non-solicitation provisions.

        In February 2003, we entered into an employment agreement with Mr. McGonegal, Senior Vice President — Finance for a two-year term under which he currently receives an annual salary of $100,000 (as revised by mutual verbal agreement between us and Mr. McGonegal during the three months ended March 31, 2006) and may receive a performance bonus at our discretion. The agreement automatically renews annually, unless cancelled by either party.

Equity Compensation Plan Information

        The following table gives information about our common stock that may be issued upon the exercise of options under our 1995 Stock Option Plan as of September 30, 2005:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))	(d) Total of Securities Reflected in Columns (a) and (c)
Equity Compensation Plans
Approved by Stockholders	655,354	$2.75	594,646	1,250,000

Equity Compensation Plans
Not Approved by
Stockholders	None	—	—	—

Total	655,354	$2.75	594,646	1,250,000

Option Grants in Fiscal Year Ended September 30, 2005

        The following table sets forth information with respect to stock option grants to our executive officers during the fiscal year ended September 30, 2005:

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term
Name	Number of Securities underlying Options/SARs granted (#)	Percent of Total options/SARs granted to employees in fiscal year	Exercise or base price ($/Sh)	Expiration date	5% ($)	10% ($)
Gregory Pusey	60,000	27%	$4.345	2010	$—	$3,300
Jeffrey G. McGonegal	60,000	27%	$3.95	2015	$30,000	$57,000
Pailla M. Reddy	70,000	32%	$4.345	2010	$—	$3,850

Option Exercises and Year-End Values

        The following table shows option exercises by our executive officers during the fiscal year ended September 30, 2005 and the number and value of unexercised options at September 30, 2005:

Name	Number of Shares Under- Lying Options Exercised (#)	Value Realized ($)	Number of Unexercised Options At Year End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at Year End ($) Exercisable/ Unexercisable (1)
Gregory Pusey	187,500	$750,000	97,500/ 0	$84,850/ $0
Jeffrey G. McGonegal	175,000	$708,750	135,000/ 0	$127,250/ $0
Pailla M. Reddy	291,667	$1,312,502	103,333/ 0	$113,132/ $0

(1)          Based on the price of our common stock of $3.90 on September 30, 2005 as reported by the OTC Bulletin Board

Compensation Committee Report

        The compensation committee of our board of directors has been established to periodically review the compensation philosophy for our executives, and to recommend to our board of directors compensation packages for our executives. The committee also reviews and recommends to our board of directors any additions to or revisions of our stock option plan. The committee consists exclusively of non-employee directors, appointed by resolution of the entire board of directors.

        The committee’s objective is to set executive compensation at levels which (a) are fair and reasonable to our shareholders, (b) link executive compensation to long-term and short-term interest of our shareholders and (c) are sufficient to attract, motivate and retain outstanding individuals for executive positions.

        Fairness to our shareholders is balanced with the need to attract, retain and motivate outstanding individuals by comparing our executive compensation with the compensation of executives at other companies. The committee’s overall goal is to achieve strong performance by the company and our executives by affording the executives the opportunity to be rewarded for strong performance. The committee attempts to provide both short-term and long-term incentive pay. To accomplish its objectives, the committee has structured the executive compensation program with three primary components. These primary components are base salary, annual incentives and long-term incentives.

        The committee periodically reviews executive salaries. In addition to the external competitive compensation market, base salary levels reflect each officer’s performance over time and each individual’s role in our company. Consequently, employees with higher levels of sustained performance over time and/or employees assuming greater responsibilities will typically be paid correspondingly higher salaries. Individual performance criteria used to assess performance include leadership, professionalism, initiative and dependability. However, individual performance assessments are made qualitatively and in total, and no specific weightings are attached to these performance indicators, nor is a formula utilized in determining appropriate salary increases or salary levels. Information regarding salary levels is included in the compensation table above.

        The committee periodically reviews the performance of executive officers to determine whether bonuses should be paid to those persons. The committee has not established specific performance measures for determining the award of bonuses. The committee believes that bonuses should be provided to reward key employees based on company and individual performance and to provide competitive cash compensation opportunities to our executives. During the year ended September 30, 2005, bonuses of $109,615, $4,808 and $5,769 were paid to Messrs. Reddy, Pusey and McGonegal, respectively. During the year ended September 30, 2004, bonuses of $109,615, $19,808 and $40,769 were paid to Messrs. Reddy, Pusey and McGonegal, respectively.

        Our stock option plans are designed to focus executive efforts on our long-term goals and to maximize total return to our shareholders. The committee believes that stock options advance the interests of employees and shareholders by providing value to the executives through stock price appreciation only. Options terminate if the employee’s employment with us is terminated. All options awarded must have an exercise price of at least 100% of fair market value on the date of grant.

        The exact number of shares granted to a particular participant reflects both the participant’s performance and role in our company, as well as our financial success, and our future business plans. All of these factors are assessed subjectively and are not weighted. In determining each grant, the committee also considers the number of stock options which are outstanding, and the total number of options to be awarded.

        In making grants during the fiscal year ended September 30, 2005, the committee also considered the number of outstanding options previously granted to each officer. The committee believes that its awards were consistent with our compensation philosophy to increase the emphasis placed on long-term incentives and to be competitive in its total compensation program.

        Under Section 162(m) of the Internal Revenue Code of 1986, as amended, public companies are precluded from receiving a tax deduction on compensation paid to executive officers in excess of $1,000,000, unless the compensation is excluded from the $1,000,000 limit as a result of being classified performance-based. At this time, our executive officers’ cash compensation levels do not exceed the payment limit and will most likely not be affected by the regulations in the near future. Nonetheless, the committee intends to review its executive pay plans over time in light of these regulations.

Respectfully submitted, Compensation Committee F. Wayne Ballenger Randall D. Humphreys David E. Welch

Compensation Committee Interlocks and Insider Participation

        Our compensation committee currently consists of F. Wayne Ballenger, Randall D. Humphreys and David E. Welch. Messrs. Ballenger, Humphreys and Welsh have never been officers or employees of our company or any of our subsidiaries. No member of the compensation committee has a reportable relationship with us.

Audit Committee Report

        The audit committee report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this report by reference therein.

        The members of the audit committee for the year ended September 30, 2005 were David E. Welch (Chairman), Randall D. Humphreys and F. Wayne Ballenger. Our board of directors has adopted a written charter for the audit committee. The audit committee has prepared the following report detailing its policies and responsibilities relating to the auditing of our consolidated financial statements.

        The audit committee oversees our financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

        Together with our independent registered public accounting firm, GHP Horwath, P.C. (who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America), the audit committee reviewed the auditors’ judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the audit committee under auditing standards generally accepted in the United States of America. The audit committee’s review included discussion with the auditor’s of matters required to be discussed pursuant to Statement on Auditing Standards No. 61. In addition, the audit committee has discussed the independence of GHP Horwath, P.C. from management and our company generally, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

        The audit committee discussed with GHP Horwath, P.C. the overall scope and plans for their respective audit. The audit committee met with GHP Horwath, P.C., with and without management present, to discuss the results of their examination, their evaluation of our internal controls, and the overall quality of our financial reporting.

        In reliance on the reviews and discussions referred to above, the audit committee recommended to our board of directors (and our board of directors has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2005 for filing with the Securities and Exchange Commission.

Respectfully submitted, Audit Committee David E. Welch Randall D. Humphreys F. Wayne Ballenger

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Our wholly-owned subsidiary, Bactolac Pharmaceutical, Inc., headquartered in Hauppauge, New York, conducts its operations in a facility leased from Shilpa Saketh Realty, Inc., an entity owned by Dr. Pailla M. Reddy, Chairman of the board of directors and President of Bactolac, comprising approximately 32,700 square feet. The current monthly rental is approximately $30,000, of which approximately $6,000 pertains to improvements made by Shilpa Saketh Realty, Inc., that escalates over the remaining term of the lease through December 2010. We have a five-year renewal option on the facility. Subsequent to September 30, 2005, we agreed to lease an additional 4,000 sq. ft. in the existing facility, beginning January 1, 2006, for the same term as the existing lease, initially at $5,250 per month, which escalates over the term of the lease through December 2010. We have a five-year renewal option on the facility.

        During November 2005, we and Dr. Reddy entered into a new employment agreement extending Dr. Reddy’s employment to November 1, 2007. In addition to a base annual salary of $350,000, and performance bonus features, the agreement contains customary confidentiality and benefit provisions.

        In February 2003, we entered into an employment agreement, which renews annually unless terminated by either party, with Jeffrey G. McGonegal, Senior Vice President — Finance, for a two-year term under which he currently receives an annual salary of $100,000 (as revised by mutual verbal agreement between us and Mr. McGonegal during the three months ended March 31, 2006) and may receive a performance bonus at our discretion.

        During June 2004, a total of 85,000 warrants that were held by Cambridge Holdings, Ltd. (an entity controlled by Gregory Pusey) and Glenwood Capital Partners I, LP (an entity controlled by Randall Humphreys) were converted into 68,653 shares of our common stock on a cashless basis, as provided for under the terms of the warrant agreements.

        During March 2006, Messrs. Reddy, Pusey and McGonegal exercised 33,333, 25,000 and 25,000 options with exercise prices of $.506 per share, $.506 per share and $.46 per share, respectively, to purchase our common stock on a cashless basis.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

        Based solely on our review of copies of Section 16(a) reports filed by officers, directors and greater than 10% shareholders with the Securities and Exchange Commission, which have been received by us and written representations from these persons that no other reports were required for those persons, we believe that all filing requirements applicable to those persons were complied with for the fiscal year ended September 30, 2005, with the exception of one late report on Form 4 for each of Messrs. Humphreys, Pusey, Reddy, McGonegal, Welch and Ballenger, filed on January 18, 2005, to report a January 12, 2005 grant of options to purchase shares of our common stock.

AUDIT AND OTHER FEES

        GHP Horwath, P.C., Denver, Colorado, conducted the audit of our financial statements for the year ended September 30, 2005. It is our understanding that this firm is obligated to maintain audit independence as prescribed by the accounting profession and certain requirements of the Securities and Exchange Commission. As a result, our directors do not specifically approve, in advance, non-audit services provided by the firm, nor do they consider the effect, if any, of such services on audit independence.

        During fiscal years 2004 and 2005, we paid the following fees to GHP Horwath, P.C. for services rendered:

	Years Ended September 30,
	2005	2004
Audit Fees	$51,100	$55,000
Audit Related Fees	0	0
Tax Related Fees	0	0
All Other Fees	0	0

PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
AT NEXT ANNUAL MEETING OF SHAREHOLDERS

        Any shareholders of record of the company who desires to submit a proper proposal for inclusion in the proxy materials relating to the next annual meeting of shareholders must do so in writing and it must be received at our principal executive offices prior to our fiscal year end. The proponent must be a record or beneficial shareholder entitled to vote at the next annual meeting of shareholders on the proposal and must continue to own the securities through the date on which the meeting is held.

ANNUAL REPORT ON FORM 10-K

        Our 2005 Annual Report on Form 10-KSB (which is not part of our proxy solicitation material) is being mailed to our shareholders together with this proxy statement.

OTHER BUSINESS

        Our management is not aware of any other matters which are to be presented to the annual meeting, nor has it been advised that other persons will present any such matters. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

        The above notice and proxy statement are sent by order of our board of directors.

Gregory Pusey
President and Chief Executive Officer

________________, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY
FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
ADVANCED NUTRACEUTICALS, INC.
TO BE HELD JUNE 27, 2006

        The undersigned hereby appoints Jeffrey G. McGonegal as the lawful agent and proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of common stock of Advanced Nutraceuticals, Inc. (the “Company”) held of record by the undersigned on May 16, 2006, at the annual meeting of shareholders to be held June 27, 2006, or any adjournment or postponement thereof.

1.     Election of Directors.

___________FOR the election as a director of the five nominees listed below (except as marked to the contrary below).

___________WITHHOLD AUTHORITY to vote for the nominees listed below.

NOMINEES: ____________________________________________________

INSTRUCTION: To withhold authority to vote for individual nominees, write their names in the space provided below.

_______________________________________________________________________________________

2.     Proposal to reverse split the Company's common stock on the basis of one share for each 500 shares outstanding.

____ FOR

____ AGAINST

____ WITHHOLD AUTHORITY

3.     Proposal to amend the Company's Articles of Incorporation to change the Company's name to Bactolac Pharmaceutical, Inc.

____ FOR

____ AGAINST

____ WITHHOLD AUTHORITY

4.     In his discretion, the proxy is authorized to vote upon any matters which may properly come before the annual meeting, or any adjournment or postponement thereof.

        It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. Where no choice is specified by the shareholder, the proxy will be voted for the election of directors named in item 1 above, for the reverse stock split and for the name change.

        The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said proxy may do by virtue hereof.

Please indicate whether you will attend the annual meeting of shareholders on June 27, 2006.

        I     |_| plan     |_| do not plan to attend the annual meeting.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE_________________________________________ SIGNATURE ________________________________________ Signature if held jointly	Date: _____________________ Date: ______________________

NOTE:      Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please provide full title and capacity. Corporations must provide full name of corporation and title of authorized officer signing.

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